UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 15, 2010

FTOH CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-149546	20-8069359
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Middlesex Turnpike, Burlington, MA	01803
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 430-5771

Tri-Mark Mfg, Inc. 643 S. Olive Street, Suite 777 Los Angeles, CA 90014
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Reincorporation

On October 15, 2010, we   entered into an agreement and plan of merger (the “Merger Agreement”) with Tri-Mark MFG, Inc. a Delaware corporation (the “Company”) and our wholly-owned subsidiary. Pursuant to the Merger Agreement we were merged with and into our wholly-owned subsidiary  and our separate existence ceased (the “Merger”).  Our shareholders approved the Merger on October 15, 2010 by written consent in accordance with California law and we approved the Merger as shareholder on behalf of the Company.  The purpose of the Merger was to provide for a Delaware corporate organization that would continue our business and pursue additional opportunities.  Our Board of Directors believes that Delaware is a more favorable jurisdiction for incorporation of companies with shares that are publicly traded because, among other things, the Delaware courts and legislature have established a significant and predictable body of law relating to corporate governance and affairs.  Among other things, Delaware law provides protection from unwanted takeovers and protection from liability for officers and directors who perform their duties in good faith and without conflicts of interest.

Additionally, pursuant to the Merger Agreement and in connection with out reincorporation into the State of Delaware, we adopted additional changes to our organization, and the following occurred:

•	We changed our name to “FTOH Corp.” as a result of amendment to the Company’s Certificate of Incorporation;

•
Our Certificate of Incorporation was amended to provide authority to issue 190,000,000 shares of Common Stock, par value $0.0001 per share and 10,000,000 shares of blank check preferred, par value $0.0001 per share (the “Preferred Stock”).  We may issue any class of our Preferred Stock in any series.  Our Board of Directors shall have authority to establish and designate series, and to fix the number of shares included in each such series and the variations in the relative rights, preferences and limitations as between series, provided that, if the stated dividends and amounts payable on liquidation are not paid in full, the shares of all series of the same class shall share ratably in the payment of dividends including accumulations, if any, in accordance with the sums which would be payable on such shares if all dividends were declared and paid in full, and in any distribution of assets other than by way of dividends in accordance with the sums which would be payable on such distribution if all sums payable were discharged in full.  Shares of each such series when issued shall be designated to distinguish the shares of each series from shares of all other series.

•
All or our property, real, personal and mixed and all debts vested in the Company  and all property, rights, privileges, powers and franchises, and all and every other interest are thereafter the property of the Company.

•
As of October 28, 2010 (the record date for issuance of the dividend shares)(or such later date as FINRA approval is obtained), the holders of our common stock will be entitled to 8.344159089 shares of common stock of the Company as consideration and in exchange for each one share of our common stock and all of the common stock of the Company held by us shall be surrendered and canceled.

•
Eliminated certain rights in our certificate of incorporation and bylaws, including the right provided in our bylaws to cumulative voting in the election of directors, as well as changes in the time periods and notices required in order to call special meetings of directors and shareholders and increasing the potential number of directors that would comprise our entire board of directors from 1 to up to 15.

In connection with the Merger, Barry Sytner, our chief executive officer and director and Betty (Sytner) Soumekh, our chief financial officer, resigned from their positions and Glenn Kesner the president, chief executive officer and sole director of the Company continues to serve in these positions with the Company.

Glenn Kesner is founder of Auracana, LLC a media and entertainment company. As creative director he has branded, produced content and developed promotions for, among others, Speed Network, NASCAR, Discovery Channel, Food Network, Yahoo, Turner, Disney and MTV Networks. He has held various positions with Turner Classic Movies, CNN and VH1. Mr. Kesner holds a Bachelor’s degree from Syracuse University, Newhouse School of Communications. Currently, he is a member of the board of directors of Eclips Media Technologies, Inc. (EEMT.OB). The Company issued Mr. Kesner 5,000 restricted shares of common stock (which shares will not be adjusted for the above-referenced forward split) in connection with his agreement to serve on the board of directors of the Company and entered into an Indemnification Agreement with Mr. Kesner.  Under the terms of the Indemnification Agreement the Company agrees to indemnify and hold harmless the director in connection with his service to the Company and any additional company in which he has been requested to serve on behalf of the Company and also provides for advancement of expenses in certain circumstances.

Convertible Note Financing

On October 15, 2010, the Company entered into a Subscription Agreement (the “Subscription Agreement”) with the subscribers listed therein (the “Subscribers”).  The Subscription Agreement provides for, among other things, the sale by the Company of convertible notes in the original aggregate principal amount of $2,100,000 (the “Convertible Notes”).  The Company received gross proceeds of $2,100,000 from the sale of the Convertible Notes in escrow pending closing on the sale.

The Convertible Notes will mature six months from the issuance date and will accrue interest at the rate of six (6%) per annum, payable on the maturity date.  During an Event of Default (as defined in the Convertible Notes), the interest rate of the Convertible Notes will be increased to eighteen (18%) percent per annum until paid in full.  In addition, upon the occurrence of an Event of Default, all principal and interest then remaining unpaid shall immediately become due and payable upon demand. Events of Default include but are not limited to: (i) the Company’s failure to make payments when due or (ii) breaches by the Company of its representations, warranties and covenants in the Subscription Agreement.

Pursuant to the terms of the Convertible Notes, the Subscribers have the right, so long as the Convertible Notes are not fully repaid, to convert the Convertible Notes into shares of the Company’s common stock at a conversion price of $1.40 per share (giving effect to the effectiveness of our 8.344159089 for one forward), as may be adjusted.  The Convertible Notes contain anti-dilution provisions, including but not limited to if the Company issues shares of its common stock at less than $1.00 per share within 18 months after conversion of the Notes, the conversion price of the Convertible Notes will automatically be reduced to such lower price. The Convertible Notes contain limitations on conversion, including the limitation that the holder may not convert its Convertible Note to the extent that upon conversion the holder, together with its affiliates, would own in excess of 4.99% of the Company’s outstanding shares of common stock (subject to an increase upon at least 61-days’ notice by the Subscriber to the Company, of up to 9.99%).

Pursuant to the terms of the Subscription Agreement, the Company agreed to file a registration statement covering the resale of the shares of common stock underlying the Convertible Notes no later than 180 days from the closing of the offering and to have such registration statement declared effective no later than 365 days from the closing of the offering.  If the Company does not timely file the registration statement or cause it to be declared effective by the required dates, then: each Subscriber shall be entitled to liquidated damages equal to 1% of the aggregate purchase price paid by such Subscriber for the Convertible Notes for each month that the Company does not file the registration statement or cause it to be declared effective.

The Company also granted the Subscribers, until the later of one year from the closing or so long as the Convertible Notes are outstanding, a right of first refusal in connection with future sales by the Company of its common stock or other securities or equity linked debt obligations, except in connection with certain Excepted Issuances (as defined in the Subscription Agreement).

The foregoing description of the Subscription Agreement and the Convertible Note does not purport to be complete and is qualified in its entirety by reference to the complete text of the Subscription Agreement and Convertible Note, which are filed herewith as Exhibits 10.2 and 10.3, respectively, and are incorporated herein by reference.

Business

As a result of the foregoing, the Company is presently exploring additional business opportunities.  As a result, the Company’s historical business may be discontinued due to the departure of Mr. Sytner, among other reasons.  The Company has entered into informal non-binding confidential discussions with several companies concerning possible business acquisition opportunities, however there exists no agreement or understanding as to any such opportunity as of the date of this current report.

The foregoing descriptions of the Merger Agreement, Indemnification Agreement,  Subscription Agreement, and Convertible Note are qualified in their entirety to these documents which are filed herewith as exhibits 10.1, 10.2, 10.3 and 10.4 respectively.

Item 3.02	Unregistered Sales of Equity Securities

See Item 1.01

On October 15, 2010 we issued certain 101,868 shares to a consultant pursuant to a consulting agreement engaged to represent the Company in investors’ communications and public relations with existing and prospective shareholders, brokers, dealers and other investment professionals with respect to the Company’s current and proposed activities, and to consult with the Company’s management concerning such activities. The issuance of our shares was not required to be registered in reliance upon the exemption from registration provided under Section 4(2) of the Securities Act of 1933, as amended.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officer; Compensatory Arrangements of Certain Officers.

See Item 1.01

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1	Certificate of Incorporation of FTOH Corp. (Delaware)

2.2	Bylaws of FTOH Corp. (Delaware)

3.1	Certificate of Ownership and Merger, dated October 15, 2010

10.1	Agreement and Plan of Merger dated October 15, 2010

10.2	Indemnification Agreement

10.3	Subscription Agreement dated October 15, 2010

10.4	Form of Convertible Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  October 21, 2010

FTOH Corp.

By:	/s/ Glenn Kesner
Name:	Glenn Kesner
Title:	President

INDEX TO EXHIBITS

Exhibit No.	Description

2.1	Certificate of Incorporation of FTOH Corp. (Delaware)

2.2	Bylaws of FTOH Corp. (Delaware)

3.1	Certificate of Ownership and Merger, dated October 15, 2010

10.1	Agreement and Plan of Merger dated October 15, 2010

10.2	Indemnification Agreement

10.3	Subscription Agreement dated October 15, 2010

10.4	Form of Convertible Note

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